Exhibit 99.1

News Release
Republic First Bancorp, Inc.
April 20, 2020

REPUBLIC FIRST BANCORP, INC. TO HOLD PREVIUOSLY ANNOUNCED ANNUAL MEETNING OF

SHAREHOLDERS ON APRIL 29, 2020 BY VIRTUAL MEANS DUE TO CORONAVIRUS CONCERNS

Philadelphia, PA -- April 20, 2020 (GlobeNewswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK)

Republic First Bancorp, Inc. (the “Company”), the holding company for Republic Bank, today announced that, due to the continuing public health concerns relating to the coronavirus (COVID-19) pandemic, and to protect the health and well-being of its shareholders, employees, and other members of the community, the Company's 2020 annual shareholder meeting will now be held virtually. A proxy statement supplement will be filed today with the Securities Exchange Commission with additional information concerning the virtual meeting, which we urge shareholders to read in its entirety.

Annual Shareholder Meeting Details

Date:	April 29, 2020
Time:	5:00pm (EST)
Website:	www.virtualshareholdermeeting.com/FRBK2020

Although shareholders will not be able to attend the annual meeting in person, virtual attendance capabilities will provide shareholders with the ability to participate and ask questions during the meeting. Additionally, the Company's shareholders will be deemed to be "present" if they access the annual meeting through the virtual platform and they will be able to vote their shares at the annual meeting, or revoke or change a previously submitted vote, through the virtual platform.

To access and participate in the Annual Meeting as a shareholder you must enter a 16-digit voting control number. Shareholders who hold shares through a brokerage, bank or other institutional account can find this control number on the proxy card, voting instruction form or notice received previously with your annual proxy statement. Shareholders who hold shares directly must request a control number in advance by contacting Kemma Brown, our Corporate Secretary, at (888) 875-2265. This request must be made at least three business days prior to the meeting. If you do not have a control number, you may elect to participate in the meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual meeting.

The virtual meeting will be held on the same date and time as previously announced, April 29, 2020 at 5:00 PM (local time). As described in the proxy materials for the annual meeting previously distributed, the Company's shareholders are entitled to participate in the annual meeting if they were a shareholder of record as of the close of business on March 10, 2020, which is the record date for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the information provided in this announcement and may continue to be used to vote each shareholder's shares in connection with the annual meeting.

Shareholders will be able to attend the meeting online, vote their shares electronically, and submit their questions during the meeting by visiting: www.virtualshareholdermeeting.com/FRBK2020. In light of the foregoing, the Company urges shareholders to consider voting and submitting proxies in advance of the annual meeting using one of the available methods described in the proxy materials previously provided to the Company's shareholders.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty stores located in Greater Philadelphia, Southern New Jersey and New York City. Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; the effects of health emergencies, including the spread of infectious diseases and pandemics; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2019 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422

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